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                                                                 Exhibit 10.38


                   BURLINGTON NORTHERN SANTA FE CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS
                   ----------------------------------------

                                   ARTICLE 1

                                    PURPOSE
                                    -------

1.01 The purpose of this Deferred Compensation Plan (Plan) is to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors.

                                  ARTICLE II

                                ADMINISTRATION
                                --------------

2.01 The Plan shall be administered by the Compensation Committee (Committee) of the Board of Directors. The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and to take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and shall be binding upon all participants.

                                  ARTICLE III

                                 PARTICIPATION
                                 -------------

3.01 Participation in this Plan is voluntary. Each director of the Company may elect to participate in the Plan by written notice to the Company upon his election to the Board of Directors.

3.02 The election, which shall be irrevocable, shall remain in effect for one year which shall begin on the day of the annual stockholder's meeting and shall terminate the day before the succeeding annual stockholder's meeting. The last day of a calendar quarter shall be used to calculate and credit interest and to make compensation payments due under the Plan.

3.03 The election by a director who is elected to the Board at other than an annual stockholders' meeting shall remain in effect until the next annual stockholders' meeting.
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                                  ARTICLE IV

                                 COMPENSATION
                                 ------------

4.01 Each Participant may elect to have all or a specified percentage of his Compensation deferred until he ceases to be a director.

4.02 "Compensation" shall mean the annual retainer and meeting fees of Board and Board Committee meetings.

4.03 The Company shall establish a memorandum account for each Participant who has elected to defer a portion of his Compensation for any year and shall credit such account for the Compensation due at the end of each quarter.

4.04 Interest shall be credited to each memorandum account at the end of each quarter or such other periods as may be determined by the Committee. The interest rate to be credited shall be the Prime Rate as published in the Wall Street Journal at the end of each quarter.

4.05 Distribution of a Participants' memorandum account shall be as follows:

     (a) In five equal annual installments in January of each year following the year in which the Participant ceases to be a director;

     (b) If approved by the Committee, in some other number of equal annual installments, not to exceed ten, commencing in January of the year following the year in which the Participant ceases to be a director;

     (c) If approved by the Committee, in a lump sum on a date within the ten year period following the year in which the Participant ceases to be a director.

4.06 Interest shall accrue on the outstanding memorandum account balance to the date of distribution.

4.07 If a Participant dies or becomes permanently disabled prior to payment of all amounts due under the Plan, the balance of the amount due shall be payable to the Participant or his estate, at the discretion of the Committee, in a lump sum as soon as is practicable or in some number of equal annual installments, not to exceed ten, commencing in January of the year following the year in which the Participant died or became permanently disabled.

4.08 The Committee shall distribute periodic earnings reports to the Participants under the Plan.
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                                   ARTICLE V

                              GENERAL PROVISIONS
                              ------------------


5.01 The deferred compensation to be paid to the Participants pursuant to this Plan is an unfunded obligation of the Company. Nothing herein contained shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any funds invested or reinvested, including the income or profits therefrom, which the Company may make to fulfill its obligations under this Plan shall at all times remain in the Company. A Participant's right to receive the payment of any deferred compensation may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

5.02 The Board of Directors may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions.